Exhibit 99

September 3, 2008

To: Z Trim Shareholders

Re: Investor Update: September 2008

Dear Fellow Shareholders,

In this second installment of periodic updates intended to keep you informed of our progress, I will shed more light on the motives and outcomes – realized and anticipated - behind our plans and strategies.  We remain focused on maximizing our resources toward building our business and enhancing shareholder value.

Our strategy to become a solutions oriented provider of natural multifunctional fiber ingredients is advancing. We are executing both long and short term plans in this regard.   Despite the rather long food industry sales cycle, I am happy to report that several food manufacturers have expressed immediate interest in using Z Trim products to provide a variety of attributes across a wide range of applications and food categories. In some instances, we are helping to resolve singular issues – such as moisture management or breakage control. In other cases we are assisting customers in addressing issues related to sustainability, yield improvement and profitability across multiple subsidiaries. Our combination of food industry expertise and innovative products enables us to provide unique solutions and efficiencies previously unavailable to the market.

Second quarter results indicate that our business model is advancing. We’ve reallocated capital, begun introducing operational and production efficiencies, and gained a better foothold in the food manufacturing marketplace. As a result of this refocusing, we are improving our margins and growing our market relationships to the extent that in the second quarter we have seen steady increases in both the size and number of orders.

In point of fact, sales revenues from food manufacturers in the second quarter were almost triple those achieved in the first quarter, and include repeat sales. As of this writing, the third quarter sales revenues are on a course toward establishing sustained growth, and have already exceeded the sales volume from the second quarter. While there remains much hard work ahead, we are building a sound, strategic and consistent operation that is now trending positively.

While I must continue to abide by constraints that preclude my sharing specific information, allow me to provide a few highlights from our second quarter:

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We’ve achieved significant milestones in passing a number of rigorous review processes required by multi-national food companies, including a systematic and comprehensive plant certification process. These particular successes significantly enhance our products’ access to global markets.

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We hired an accomplished sales professional from the specialty food ingredients market to lead our sales team. Don Hutchison has expertise in building relationships with R&D, marketing and purchasing decision makers. As well, Don has successfully directed field sales teams and broker networks to results that exceeded objectives. In the coming quarters, we expect Don will play a key role in broadening our customer base as well as building upon our continuing sales and marketing accomplishments, such as those summarized below.

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We are advancing our goal of forming strategic and solutions-oriented partnerships within the global food industry. We continue to expand significantly the number of relationships we have with food manufacturers that are beginning to buy Z Trim products for use in finished products that have been or are planned to be launched in the coming months:

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Top chefs and development staffs of large and small food manufacturing companies are coming to our facilities to work with our R&D staff in developing ideas and uses, and they regularly involve our R&D staff in a variety of their own innovation exchanges.

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In some cases, where our solutions resolved singular issues for large food manufacturers, our products, as approved ingredients, are now considered in the mix of possible solutions for other projects within those companies, in other food categories and across corporate divisions.

•	Z Trim is now being implemented in the dry mix for biscuits and pancakes sold to institutional foodservice (schools, health care, etc.) from a major milling company.

•	Ken’s Dressings is using Z Trim to reduce fats in their Salad Bar brand of dressings for school foodservice customers in Florida.

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Small and large food manufacturers continue testing, product development, and/or launches of products made with Z Trim in fresh and frozen baked items, sauces, dressings and dips; processed meat and egg products, among others.

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We previously reported that we were working with the Brazilian ingredient leader, Kraki, on a joint venture agreement.  While we were considering a joint effort toward building a manufacturing facility in Brazil, our short-term plans now call for Kraki to continue to be a valuable partner in distributing our products to Brazil and perhaps other parts of South America, as well as collaborating with us on our research and development endeavors.

•	We are building sales of Z Trim products for use in processed cheeses, meats and baked goods in Europe and other points around the globe.

As we previously reported, the Company has made the strategic decision to leave the American Stock Exchange and join the Over-the Counter (“OTC”) Bulletin Board.  Our management team and Board of Directors unanimously agree that this move is in the best interests of our Company and its shareholders.  Being on any major exchange is simply not the right fit for us at present.  Simply put, as a business decision, we eliminated an expense that was returning little benefit. We will continue to evaluate the issue periodically as our Company grows and develops.

Our management team and Board understand that sustainable working capital is necessary for the success of our business.  One of the biggest factors leading to the decision to leave Amex was the ability to access capital.  Gaining access to capital as a member of Amex involves working through a series of costly and time-consuming limitations. As a member of the OTC, we will have significantly improved our ability to take in funding quickly and less expensively.

We share with you an exciting and thrilling time, as we continue in our efforts to build toward success. Thank you for believing in us. Most importantly, we appreciate your loyalty and look forward to continuing our progress with your support.

To sign up for an e-mail newsletter that will provide general information concerning Z Trim partners, associates, recipes, profiles and more, please visit www.ztrim.com and enter your email address under the “send me updates” header on the left side of the page.

Sincerely,

/s/ Steve Cohen

President
Z Trim Holdings, Inc.

ABOUT Z TRIM®

Z Trim, http://www.ztrim.com, is a natural, functional food ingredient and emulsifier made from the hulls of corn. Because Z Trim is non-caloric, replacement of added fats with Z Trim can achieve up to 80% calorie reduction in many foods without negatively affecting taste or texture, and can substantially reduce harmful trans and saturated fats found in many foods. Z Trim is a versatile product that can serve as a fat replacement or emulsifier with texturization, binding, shaping, suspension, water control and pH balance attributes. Z Trim has wide application in dairy products, dressings, dips, sauces, baked goods, processed meats, snack foods, cookies, pies, cakes, icings, brownies, bars, ice cream, milk shakes and many other foods.

Disclosures About Forward-Looking Statements. This letter contains forward-looking statements within the safe harbor provisions of the Private Securities Litigation Report Act of 1995. All statements other than those that are purely historical are forward-looking statements. Words such as  "expect,"  "anticipate,"  "believe,"  "estimate,"  "intend," "plan," "potential" and similar expressions also identify forward-looking statements. Forward-looking statements include statements regarding our prospects for future sales and production efficiencies. Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause our actual results, as well as our expectations regarding materiality or significance, to differ materially from those in the forward-looking statements. These factors include the risks that we may not gain significant market acceptance for our products, that our plant current operates at a loss, and that we face significant competition.  For a discussion of a variety of risk factors affecting our business and prospects, see "Risk Factors" in our Annual Report on Form 10-KSB for the year ended December 31, 2007.

Contact: Angela Strickland
Voice: 847-549-6002
Email: angela.strickland@ztrim.com